EXHIBIT 4.1

LB 1 LLC

A Delaware Limited Liability Company

SUBSCRIPTION BOOKLET

SECURED PROMISSORY NOTES

NOVEMBER 2019

LB 1 LLC

c/o Amed Hazel

1911 Grayson Highway, Suite 165

Grayson, GA 30017

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OVERVIEW

Content and Purpose

This Subscription Booklet (this “Subscription Booklet”) relates to the offering (the “Offering”) of a Secured Promissory Note (“Note”, or “Notes” if plural) of LB 1 LLC, a Delaware limited liability company (the “Company”). The Investor should review all the documents carefully, confer with legal and tax counsel, and then complete this Subscription Booklet which consists of the following:

Subscription Agreement

Accredited Investor Questionnaire and Subscription Information

Secured Promissory Note

Intercreditor Agreement

The primary purpose of this Subscription Booklet is to apprise the prospective Note holder of the business of the Company and the risks associated with the Company, and to assist the Company in determining whether a prospective Note holder is eligible under applicable U.S. laws to become a holder of the Notes (the “Holder”). The Company will not register the Offering under the U.S. Securities Act of 1933, as amended, and will not register itself as an investment company under the U.S. Investment Company Act of 1940, as amended. Instead, the Company will rely on exemptions from these laws that are available only if the Note Holder satisfies certain criteria that are covered in this Subscription Booklet.

The Company, in its sole discretion, may reject any subscription, if it determines that the subscriber does not satisfy the applicable legal standards. The Company may also reject any subscription (in whole or in part) for any other reason it deems appropriate based solely upon its own best judgment.

Note Holder Instructions:

Prior to completing this Subscription Booklet, the Note holder should do the following:

1.	Complete and sign the Accredited Investor Questionnaire and the Signature Pages.

2.	Send a copy of the entire completed Subscription Booklet appropriately executed and any additional required documents marked to the attention of Mr. Amed Hazel at the Company’s address provided herein below.

3.	Payments may be made by wire transfer. The Company will hold the wire transfer in a separate non-interest bearing account until we have signed the documents.

Compliance with these instructions will speed the Company’s review of your subscription submission.

Documents that the Company Will Return

Upon acceptance of the prospective subscription and receipt of payment, Mr. Amed Hazel on behalf of the Company will:

sign the Secured Promissory Note and send the original to the Note Holder, and sign and return a fully executed copy of all other documents and return a copy for the Note Holder’s records.

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Circumstances in which Beneficial Owners of an Entity Must Also Complete Accredited Investor Questionnaire

The beneficial owners of an entity that is a prospective Note holder (in addition to the entity itself) must complete an Accredited Investor Questionnaire if:

the entity was formed for the purpose of purchasing the Note;

the entity is participant-directed (as described in Part Two, Section C, Question 1(c) of the Accredited Investor Questionnaire); or

the entity is a revocable trust.

If any of these circumstances apply, please attach as exhibits to this Subscription Booklet a completed Accredited Investor Questionnaire for each beneficial owner of the entity.

Contact Information for Questions

If you have questions about completing this Subscription Booklet, feel free to contact:

LB 1 LLC

c/o Amed Hazel

1911 Grayson Highway, Suite 165

Grayson, GA 30017

Unless elsewhere defined herein or the context otherwise requires capitalized words in this Subscription Booklet have the meanings given to them in the Note. This Subscription Booklet and the documents, each and all, form the necessary documents for a purchase of the Note. The Note Holder shall execute each and every document required by the Company to affect a purchase of the Note.

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SUBSCRIPTION AGREEMENT

This subscription agreement (the “Subscription Agreement”) is entered into as of each Closing (as hereinafter defined), by and between LB 1 LLC, a Delaware limited liability company (the “Company”) on the one hand, and the Note Holder signatories to this Subscription Agreement on the other. This Subscription Agreement shall be executed by the Company, or its duly authorized representative, on behalf of the Company, upon the Company’s acceptance of the documents executed by the Note Holder.

1.1 Definitions. Capitalized words in this Subscription Agreement have the meanings given to them in this Subscription Agreement, the Note, and the Subscription Booklet. This Subscription Agreement and the documents, each and all, form the necessary documents for a purchase of the Notes. The Note Holder shall execute all documents required by the Company to effect a purchase of the Notes.

1.2 Purchase.

(a) Purchase and Consideration.

The Note Holder hereby contracts to purchase a Note or Notes in the Principal Amount set forth on Note Holder’s signature page attached hereto. By signing this Subscription Agreement, the Note Holder agrees to be bound by the terms and conditions of the Note as set forth therein. Each Subscription Agreement between the Company and each respective Note Holder is a separate agreement, and the sale of each Note to each Note Holder is a separate sale.

(b) Closing Procedures.

1. Tender; Acceptance. Note Holder shall tender the Note Holder’s signed documents to the Company for acceptance by the Company, in the Company’s sole discretion. The Company will hold the tendered documents and consideration pending the Company’s review of such documents and acceptance of Note Holder as a Note Holder in the Offering. If the Company does not accept the tender, then the Company will so inform the Note Holder, and return Note Holder’s consideration.

2. Closing of Note Purchases. Closing of purchases of the Notes shall occur upon acceptance of this Subscription Agreement by the Company, in its sole discretion, with the close of each such sale being referred to as a “Closing”.

3. Delivery. The executed documents shall be delivered to the Company at its address or electronically through the DocuSign System.

4. Conditions to Closing. Value will be considered received by the Company only upon the Company’s (i) acceptance of this Subscription Agreement by its countersignature on the signature page, and (ii) having deposited in the U.S. Mail, or overnight delivery service, or electronically through the DocuSign System, the following items for delivery to Note Holder:

i. A signed original Note executed by the Company, as applicable;

ii. A copy of this Subscription Agreement fully executed by the Company as to the Note Holder; and

iii. Any other of the documents requested or required by the Company.

The Company will deliver copies of the fully executed documents to each Note Holder promptly upon the Closing of such Note Holder’s purchase of a Note.

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(c) Termination of Offering. The Termination Date of the Offering shall be the date selected by the Company in its sole discretion.

(d) Minimum Investment. Each Note Holder must purchase a Note with a minimum Principal amount of five hundred dollars ($500) unless a waiver, signed by the Company in his sole discretion, is provided.

1.3 Representations of the Company. The Company represents and warrants to each Note Holder as set forth below in this Section 1.3. All such representations and warranties to each Note Holder are as of the date of the applicable Closing as to such Note Holder, except as otherwise indicated:

(a) Corporate Existence and Power. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and the Company has full power and authority to transact the business in which it is engaged, and full power, authority, and legal right to enter into this Subscription Agreement and to incur and perform its obligations hereunder.

(b) Authority, No Contravention, Valid Issuance. The making and performance by the Company of this Subscription Agreement, and the issuance of the Notes (i) have been duly authorized, (ii) and to the Company’s management current knowledge do not violate any provision of any applicable law, rule, regulation, or order of any court, regulatory commission, board or other administrative agency, or any provision of the Company’s Certificate of Formation, as may be amended and/or restated, or the Company’s operating agreement, as may be amended or restated, and, (iii) do not result in the breach of, or constitute a default, or require any consent under (except to the extent such consent has been received), or result in the creation of any lien upon any properties or assets of the Company pursuant to any other indenture, bank, or other credit agreement, mortgage or other agreement or instrument to which the Company is a party, or by which it or any of its properties may be bound or affected.

(c) Binding Obligations. This Subscription Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally).

(d) Approvals. To the Company’s actual and current knowledge, no authorization, consent, license, or approval of, or filing (except for filings with the appropriate office of states as may be required by securities laws of the Note Holder’s state of residence, or with the SEC if and as required by federal securities laws), or registration with, or notification to, any governmental body or regulatory or supervisory authority is required for the execution, delivery, or performance by the Company of this Subscription Agreement.

(e) Statements of Material Facts. The Company has used its best efforts to ensure that statements of material facts are not misleading.

1.4 Event of Default; Remedies.

Events of Default under the Note and the remedies therefore are described in the Note.

1.5 Representations of Note Holders. Each Note Holder for him, her, or itself represents and warrants to the Company as follows:

(a) Authority to Execute Agreement. Note Holder has full power and authority and legal right to make this Subscription Agreement and to incur and perform Note Holder’s obligations hereunder, and the performance by the Note Holder of this Subscription Agreement has been duly authorized by all necessary action of the Note Holder.

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(b) Purchase Entirely for Own Account. Note Holder is purchasing the Notes solely for Note Holder’s own account for investment and not with a view to or for sale or distribution and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Notes, as the case may be, in any transaction other than a transaction complying with the registration requirements of the Securities Act or pursuant to an exemption therefrom. Note Holder also represents that the entire legal and beneficial interest of the Notes, as the case may be, is being purchased by Note Holder for Note Holder’s account and is purchased neither in whole nor in part for any other person or entity.

(c) Accredited Investor. Note Holder has completed an Accredited Investor Questionnaire as requested by Company to document Note Holder’s status as an Accredited Investor. Such Accredited Investor Questionnaire is complete and accurate. Note Holder is aware that Company is relying upon the accuracy of that Accredited Investor Questionnaire in issuing a Note or Notes to the Note Holder.

(d) Access to Information. Note Holder has had the opportunity to fully investigate the investment Note Holder is making in the Notes, including, without implied limitation (i) the opportunity to discuss the Company’s business and financial condition, properties, operations, and prospects with the Company’s management and (ii) ask questions to the Company, which questions, if any, were answered by the Company to Note Holder’s satisfaction. Note Holder represents that he, she, or it has reviewed the documents prepared by the Company and has asked such questions as Note Holder may have concerning the documents and received satisfactory answers to all such questions, if any, and has not relied on any matters outside those described in the documents in making Note Holder’s decision to purchase a Note or Notes. NOTE HOLDER ALSO CONFIRMS HIS, HER, OR ITS UNDERSTANDING THAT (I) ALL PROJECTIONS OF FUTURE PERFORMANCE BY THE COMPANY AND REPRESENTATIONS OR FORWARD-LOOKING STATEMENTS CONCERNING FUTURE PERFORMANCE BY THE COMPANY ARE BASED ON THE COMPANY’S MANAGEMENT GOOD FAITH PROJECTIONS OR BELIEF, AND DO NOT REPRESENT COMMITMENTS OR WARRANTIES OF ANY PARTICULAR PERFORMANCE BY THE COMPANY, (II) THAT NO PARTICULAR PERFORMANCE BY THE COMPANY CAN BE ASSURED, AND (III) THAT ALL SUCH FORWARD-LOOKING STATEMENTS MUST BE REGARDED AS HIGHLY SPECULATIVE AND UNCERTAIN.

(e) Investment Experience; Ability to Sustain Loss. Note Holder has carefully reviewed this Subscription Agreement, the Risk Factors and the Subscription Booklet, is experienced in investments comparable to those of the Notes of the Company, is able to fend for her, him, or itself, and has such knowledge and experience in financial or business matters that he, she, or it is capable of evaluating the merits and risks of the investment in the Notes. Note Holder understands the risks associated with purchasing the Notes in particular. Note Holder is able to sustain the loss of Note Holder’s entire investment of Principal in the Notes. If Note Holder is a legal entity, then Note Holder has not been organized for the purpose of purchasing or otherwise acquiring the Notes.

(f) UNDERSTANDING OF RISKS. NOTE HOLDER CONFIRMS HIS, HER, OR ITS UNDERSTANDING THAT THE COMPANY AND ITS PROPOSED BUSINESS AND TRANSACTIONS ARE SUBJECT TO ALL THE RISKS INHERENT IN AN EARLY STAGE, PRE-REVENUE COMPANY, AND UNDERSTAND ALL THE RISKS IN TRANSACTIONS INVOLVING THE COMPANY’S BUSINESS, INVESTMENT OBJECTIVES, MULTIPLE PARTIES, AND LENDERS. NOTE HOLDER HAS READ AND REVIEWED THE DOCUMENTS, WITH SUCH OF NOTE HOLDER’S ATTORNEYS, ADVISORS, AND AGENTS AS NOTE HOLDER HAS DEEMED NECESSARY TO MAKE AN INFORMED DECISION ABOUT THE PURCHASE OF THE NOTES.

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(g) Authorization. The execution, delivery, and performance of this Subscription Agreement by Note Holder (i) does not require the consent, approval, or authorization of any governmental or regulatory authority and (ii) does not violate any applicable law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to Note Holder.

(h) RESTRICTED SECURITIES. NOTE HOLDER UNDERSTANDS THAT THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION. SUCH EXEMPTION DEPENDS UPON, AMONG OTHER THINGS, THE GOOD FAITH NATURE OF NOTE HOLDER’S INVESTMENT INTENT STATED IN THIS SUBSCRIPTION AGREEMENT AND NOTE HOLDER’S QUALIFIED STATUS AS AN ACCREDITED INVESTOR AS DESCRIBED IN SECTION 1.5(C) ABOVE. NOTE HOLDER UNDERSTANDS THAT THE NOTES MUST BE HELD BY THE NOTE HOLDER AND NOT TRANSFERRED, UNLESS THE COMPANY CONSENTS IN WRITING, OR UNLESS THE NOTES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT, OR UNLESS AN EXEMPTION FROM REGISTRATION IS OTHERWISE AVAILABLE. NOTE HOLDER UNDERSTANDS THAT THE COMPANY IS NOT OBLIGATED TO REGISTER THE NOTES. NOTE HOLDER ALSO UNDERSTANDS THAT THE NOTES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR THE WRITTEN CONSENT OF THE COMPANY IS GIVEN, WHICH CONSENT MAY BE WITHHELD FOR ANY REASON BY THE COMPANY.

1.6 Covenants. These covenants last for so long as each Note Holder holds Notes:

(a) Compliance with Laws. The Company will comply with the requirements of applicable laws, rules, regulations, and orders of any governmental authority, except where contested in good faith and by proper proceedings.

(b) Taxes.

1. The Company Taxes. The Company will pay and discharge taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income or profits or upon any property belonging to it, prior to the date on which penalties attach thereto, and lawful claims which, if unpaid, might become a lien upon its property, provided that it shall not be required to pay any such tax assessment, charge, levy, or claim the payment of which is being contested in good faith and by proper proceedings and in respect of which it is maintaining adequate reserves.

2. Note Holder Taxes. Note Holder has read the documents, understands the tax aspects and risks associated with the purchase of the Notes, and agrees that the Note Holder shall be solely and entirely responsible for any and all tax payments, tax obligations, fees, and assessments, along with all reporting of Note Holder’s tax consequences, as a result of the purchase of, and any income from, the Notes. The Company shall have no obligation, responsibility or liability to the Note Holder in connection with the payment or remittance of any taxes or tax filings required to be made by the Note Holder.

1.7 Restrictions on Transfer of Notes.

(a) Restrictions. In addition to any other restrictions on transfer imposed by applicable federal or state securities laws, no Note Holder may transfer any interest in any of the Notes except as provided in this Section. Note Holder understands that the Notes may not be offered, sold, transferred, pledged, or otherwise disposed of unless: (i) the Company files an effective registration statement for the Notes under the Securities Act and applicable state securities laws, or (ii) the written consent of the Company is given, which consent may be withheld for any reason by the Company, and the Company receives an opinion of counsel acceptable to the Company that registration is not required for such transfer.

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(b) Obligations Binding Upon Transferees. Any permitted transferee of Notes or any interest therein will receive and hold such Notes or interests subject to the provisions of this Section 1.7. Any such transferee shall agree in writing that the transferee shall hold the Notes subject to the provisions of this Section 1.7 and that no further transfers shall be made except as provided in this Section 1.7.

(c) Purported Transfers in Violation. Any purported transfer of Notes in violation of the provisions of this Section 1.7 is null and void and shall be of no effect. The purported transferee shall have no interest in any of the Notes purported to be transferred. Each Note Holder agrees that in the event of a purported transfer of Notes in violation of the provisions of this Section 1.7, the Company may enforce the provisions of this Section 1.7 by specific performance or other injunctive relief, in addition to any of the remedies available at law or in equity.

1.8 Other Matters.

(a) Amendments. This Subscription Agreement may be amended or modified only in writing signed by the Note Holder and the Company.

(b) Assignment. This Subscription Agreement shall not be assigned by the Note Holder without the prior written consent of the Company. Any purported assignment of this Subscription Agreement in violation of this section is null and void and shall be of no effect.

(c) Counterparts; Facsimile. This Subscription Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one document. Delivery of an executed signature page to this Subscription Agreement and any of the other agreements, documents, and instruments contemplated hereby, by facsimile transmission shall be as effective as delivery of a manually signed counterpart or thereof.

(d) Expenses and Attorneys’ Fees; Additional Information. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery, and performance of this Subscription Agreement. Each party in any suit, action, or appeal filed or held concerning this Subscription Agreement shall be responsible for its own attorneys’ fees and shall not be responsible for the attorneys’ fees of any other party. Each of the parties shall promptly execute and deliver such additional documents and shall do such acts that are reasonably necessary in connection with the performance of their respective obligations hereunder to carry out the intent of this Subscription Agreement.

(e) Governing Law. This Subscription Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The exclusive venue for disputes under this Subscription Agreement shall be the courts of the State of Delaware.

(f) Confidentiality. The Note Holder acknowledges that the information provided to it regarding the Company is confidential and non-public. The Note Holder agrees that all of the information will be kept in confidence and will be neither used to its personal benefit (other than in connection with its subscription for the Notes) nor disclosed to any third party. This obligation does not apply to any such information which (a) is part of public knowledge or is readily accessible as literature at the date of this Subscription Agreement, (b) becomes part of public knowledge or literature and, thus, becomes readily accessible by publication (except as a result of a breach by Note Holder of this provision), or (c) is received from third parties (except third parties who disclose it in violation of any confidentiality agreement they may have with the Company).

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(g) Notices. All notices or other communications required or permitted by this Subscription Agreement must be in writing; must be delivered to the Company at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and are considered delivered upon (i) actual receipt if delivered personally, (ii) one day after deposit with a nationally recognized overnight delivery service, or (iii) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

To Company:	LB 1 LLC
c/o Amed Hazel 1911 Grayson Highway, Suite 165 Grayson, GA 30017

with a copy to:	Wallace A. Glausi
Attorney at Law 550 Park Avenue, Suite 220 Portland, OR 97205

(h) Non-Waiver. A waiver of one or more breaches of any clause of this Subscription Agreement shall not act to waive any other breach, whether of the same or different causes.

(i) Severability. Each clause of this Subscription Agreement is severable. If any clause is ruled void or unenforceable, then the balance of this Subscription Agreement shall nonetheless remain in effect.

(j) Term. Unless otherwise agreed to in writing by the parties, this Subscription Agreement shall remain in full force and effect to the extent required to give full effect to the covenants and agreements contained in the Note, after which it terminates.

[Signature pages to follow]

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SUBSCRIPTION AGREEMENT

SIGNATURE PAGES

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement for the acquisition of Notes to be issued by the Company.

A.	NOTE HOLDER’S LEGAL NAME: ____________________________

Print Note Holder’s name in full exactly as it should appear on the Note.

B.	SUBSCRIPTION TERMS:

Original Note Amount: $ _______________

Maturity date of Note Issued: _________________

Annual Note Interest Rate: __________________

C.	FORM OF PAYMENT: The total amount must equal the Principal Amount of the Note.

☐	Enclosed check for U.S. $________________.
☐	Wire Transfer for U.S. $_________________. (Please see wiring instructions in the section “For wire transfer” below for more information.

D.	TYPE OF INVESTOR: (Please check the appropriate box pertaining to the Note Holder.)

☐	Individual	☐	Corporation
☐	Estate	☐	Partnership
☐	Revocable Trust	☐	Custodian
☐	Irrevocable Trust	☐	Benefit Plan
☐	IRA	☐	Exempt Organization
☐	Other (please specify): __________________________

E.	NOTE HOLDER INFORMATION AND SIGNATURE:

Residence or Principal Business Address of Note Holder:	Mailing Address for Receiving Communications:

☐ Check if same as prior column

Phone No.: (____)_____________	Phone No.: (___)______________
Fax No.: (____) ____________	Fax No.: (___)_____________

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Email Address(primary)________________@___________________.

Social Security or Federal Tax Identification No.: _____________________________.

For wire transfer: please carefully follow the instructions below to ensure proper routing of your payment:

Bank Name:	M&T Bank
Bank Address:	9840 Groffs Mill Dr.
Grayson, GA
Account Name:	LB 1 LLC
Account Number:	9871798493
Routing Number:	052000113

F.	COMPANY ACCEPTANCE OF NOTE HOLDER:

The undersigned hereby accepts the foregoing subscription for the Notes of the Company and, subject to delivery of payment and other documents to be delivered by the Note Holder, agrees that the Note Holder shall become a Holder of the Note effective as of the date signed by the Company authorized representative below.

Manager:

Legacy Builders Management LLC

By: ________________________________

       Amed Hazel, Manager

Date: _______________________________

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

LB 1 LLC

SECURED PROMISSORY NOTE

Month/Day/Year of Note Issuance:                    [________________]

Principal Amount of Note:                                    [________________]

FOR VALUE RECEIVED, as of [____________] (the “Issue Date”), in accordance with the terms and conditions contained in this Secured Promissory Note (“Note”) the undersigned, LB 1 LLC, a Delaware limited liability company (the “Company”), promises to pay to [_________________] (“Holder” or “Note Holder”), the principal and interest accrued thereon, as provided below.

1. Amount and Repayment.

1.1 Principal Amount.The principal sum of this Note is the principal amount set forth above: [_________________________] ($[______]) (the “Principal Amount”).

1.2 Interest. The Principal Amount will bear interest from the Issue Date through the date of payment as described below (“Interest”), accruing as follows: [______] percent ([__]%) simple interest per annum (the “Note Rate”), beginning to accrue from the Issue Date provided that the interest shall accrue only on the Principal Amount of the Note not repaid.

1.3 Maturity Date; Payment of the Note.Principal and Interest on the Note will be paid by the Company as follows.

1.3.1 The Note shall mature on that date which is _____ (_) years from the Issue Date (“Maturity Date”). All Principal and Interest shall be paid in full on demand of the Note Holder after the Maturity Date by delivering a Cash-Out Notice to the Company as set forth herein.

1.3.2 The Note's Principal Amount, along with all accrued and unpaid Interest, will become due and payable on the Maturity Date, unless the Note is paid off earlier or becomes subject to Accelerated Payoffs as set forth below“”.At the Maturity Date, the Note Holder shall inform the Company as to whether Note Holder wishes to extend the Maturity Date of this Note, as set forth in Section 2.2.1 below, or “Cash-Out. “If the Note Holder elects to “Cash-Out,” the Note Holder shall so inform the Company by written notice (the “Cash-Out Notice”) and the Company shall, upon receipt of the Cash-Out Notice, have up to 90 days beyond the Maturity Date in which to pay the entire Interest and unpaid Principal to the Note Holder without such continuation constituting an Event of Default (the “Cash-Out Period”).During the Cash-Out Period, Interest shall continue to accrue at the existing Note Rate plus 1% until the Note has been paid in full. The entire Interest and unpaid Principal shall be due 90-days after the Cash-Out Notice is received by Company.

1.4 Prepayment Provisions. The Company may prepay all or any portion of the Principal Amount of the Note or Interest accrued thereon, at any time prior to the Maturity Date, without penalty (“Accelerated Payoffs”).

1.5 Events of Default. The Note will be in default and all Principal Amount not repaid and Interest shall be due in full in the event of any of the following:

1.5.1 A default in payment or performance of the Note that is not cured within fifteen (15) business days of Note Holder notice to Company, or

1.5.2 The Company institution a voluntary bankruptcy proceeding, or

1.5.3 The commencement of an involuntary bankruptcy action against the Company which such action not cured by the Company within ninety (90) days of its commencement.

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2. Other Matters.

2.1 Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth in the Subscription Agreement (or at such other addresses as shall be specified by notice given in accordance with this Section 2.1).

2.2 Amendment; Extension; Assignment.

2.2.1 Amendment; Extension. This Note may individually be amended only upon the written consent of the Company and the Note Holder.However, the term of this Note may be extended by the written consent of the Note Holder and the Company, on the same terms and at the same Note Rate.

2.2.2 Assignment. In addition to any other restrictions on transfer imposed by applicable federal or state securities laws, no Note Holder may transfer any interest in any of this Note except as provided in this Section. Note Holder understands that the Note may not be offered, sold, transferred, pledged, or otherwise disposed of unless: (i) the Company files an effective registration statement for the Note under the Securities Act and applicable state securities laws, or (ii) the written consent of the Company is given, which consent may be withheld for any reason by the Company, and the Company receives an opinion of counsel acceptable to the Company that registration is not required for such transfer.

2.2.3 Obligations Binding Upon Transferees. Any permitted transferee of Note or any interest therein will receive and hold such Note or interests subject to the provisions of Section 2.2. Any such transferee shall agree in writing that the transferee shall hold the Note subject to the provisions of Section 3.2 and that no further transfers shall be made except as provided in Section 2.2.

2.2.4 Purported Transfers in Violation. Any purported transfer of Note in violation of the provisions of Section 2.2 is null and void and shall be of no effect. The purported transferee shall have no interest in any of the Note purported to be transferred. Each Note Holder agrees that in the event of a purported transfer of Note in violation of the provisions of Section 2.2, the Company may enforce the provisions of Section 2.2 by specific performance or other injunctive relief, in addition to any of the remedies available at law or in equity.

2.3 Governing Law; Specific Performance. This Note and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

2.4 Severability. Each clause of this Note is severable. If any clause is ruled void or unenforceable, the balance of the Note shall nonetheless remain in effect.

2.5 Security; Note Subordination. The Note Holder shall execute an Intercreditor Agreement as the security Agreement between the Company and the Note Holder. But such Intercreditor Agreement shall be subordinate to any Company’s senior debt financing (both in the right to payment and in the right to security, if applicable), and the Company is permitted to incur indebtedness ranking senior or pari passu with the Note while the Note is outstanding.

2.6 Expenses and Attorneys’ Fees. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery, and performance of this Note. The Company shall be responsible for the attorneys’ fees of each Note Holder only in the event of an Event of Default that is not cured. Otherwise, each party in any suit, action, or appeal filed or held concerning this Note shall be responsible for its own attorneys’ fees and shall not be responsible for the attorneys’ fees of any other party.

LB 1 LLC

By:
Amed Hazel, Manager

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INTERCREDITOR SECURITY AGREEMENT

This Intercreditor Security Agreement (the “Intercreditor Security Agreement”), dated as of _____________, 20___, is by and among LB 1 LLC, a Delaware Limited Liability Company (“Company”), and ____________________________________ (“Investor”) as Representative or his successor thereto, and the undersigned Note Holder.

Recitals:

A. Pursuant to the terms and conditions of the Offering of the Company, Secured Promissory Notes (the “Notes”) will be issued to Accredited Investors in exchange for cash consideration. The Notes are secured by a security interest in shares of the Company.

B. It is acknowledged that Representative would enter into an agreement with the Company providing for the orderly prosecution of any enforcement or foreclosure action with respect to the Notes.

C. The parties wish to describe the relative rights of Representative with respect to the Notes.

D. All capitalized terms in this Intercreditor Security Agreement not defined herein have the meanings given to them in the Notes. This Intercreditor Security Agreement, the Notes, and the other documents referenced in the Subscription Booklet for the Offering each and all, form the necessary documents for a purchase of the Notes. The Note Holder shall execute each and every document required by the Company to effect a purchase of the Notes.

Agreement:

Now, therefore, for and in consideration of the mutual covenants contained in this Intercreditor Security Agreement, the undersigned hereby agree as follows:

1. Pari Passu Interests. The Company, the Representative, and the Note Holder acknowledge and agree that the respective interests of each Note Holder in and to any payments made by the Company in respect of the Notes, the Security, and any collections in connection with the foreclosure of such Security shall be pari passu and no Note Holder shall have any priority over the other; provided further, that any such payments, Security and/or collections received by any Note Holder, other than such payments, Security and collections that are received by all Note Holders on a pro rata basis, shall be paid by such Note Holder to the Representative, to be held in trust for the benefit of all Note Holders.

2. Designation of Representative as Sole Representative. The Company and the Representative acknowledge that the Note Holders have designated the Representative as the sole representative of all Note Holders and furthermore that the Note Holders have granted to the Representative a Power of Attorney, and the authority to control the orderly prosecution of any enforcement action with respect to the Note or foreclosure of the Security that each of the Note Holders receives a pari passu interest in the Security. As described below, the Note Holder hereby appoints Representative as its agent, representative and attorney-in-fact, with the exclusive right to manage, perform, and enforce the terms of the Notes to the extent that such Note Holder has the right to do so, and to exercise and enforce all privileges and rights exercisable and enforceable thereunder, for the joint benefit of the Note Holders. Neither the Representative nor any of his employees shall be liable for any action taken or omitted to be taken by her under or in connection with the Notes, except for its own gross negligence or willful misconduct. The Representative may resign as sole representative of all the Note Holders at any time by delivering written notice to the Note Holders. In the event that the Representative ceases to serve as representative for all the Note Holders, the Holders of at least one half of the dollar Principal Amount of the Notes may designate a new Representative.

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3. Power of Attorney. Note Holder hereby makes, constitutes, and appoints the Representative, and any successor Representative, as determined hereunder as its true and lawful representative and attorney-in-fact in such Note Holder’s name, place, and stead to make, execute, sign, acknowledge, file, and record with respect to the Note any further action which the Representative shall consider necessary or advisable in connection with any of the foregoing, hereby giving the Representative full power and authority to do and perform each and every act or thing whatsoever requisite to be done in and about the foregoing as fully as such Note Holder might or could do if personally present, and hereby ratifying and confirming all that the Representative shall lawfully do or cause to be done by virtue hereof; provided, however, that the Representative shall not have any right, power, or authority to amend or modify this Intercreditor Security Agreement when acting in such capacity except as set forth herein. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive the death of a Note Holder and extend to the Note Holder’s heirs, legal representatives, successors, and assigns.

4. Specific Enforcement. As sole representative of all Note Holders, Representative shall be the only party to take any enforcement or set-off action with respect to the Notes, foreclose or take any other action to realize upon the Note or the Security, institute any action or proceeding to collect or enforce the Note, commence or cause to be commenced any bankruptcy or similar proceeding against the Company or commence or exercise any other right or remedy against the Company or under any document related to the Notes or under applicable law.

5. Note Holder Security.

5.1 Grant and Definition. As Security for the due and timely performance and payment of Company’s Obligations to the Note Holders under the Notes, the Company hereby grant to the Note Holders a security interest in all of the Company’s right, title and interest in all Company Units, and all right, title and interest in all Company assets. The foregoing shall collectively be defined as the “Security” or the “Collateral”.

5.2 Note Security. Note Holder acknowledges that the Security for the Note is a prorated interest in shares of the Company.

5.3 Representative. Note Holder further acknowledges that all Security and filings granted and made under the Note shall be held, pursuant to this Intercreditor Security Agreement, in the name of _________________, who shall act as the initial Representative for all Note Holders. The Representative shall have the sole discretion to appoint a successor Representative or Representatives. Such Representative or Representatives shall receive and keep record of quarterly updates and reports from the Company, and such reports shall be available to the Note Holder from the Representative.

5.4 Perfection. The Company hereby authorizes the Note Holder, through the designated Representative, to file any UCC financing statements, and any amendment or modifications thereto or continuations thereof, and to file any other instrument or document, and take any other action the Representative deems necessary or appropriate to perfect or protect the Security Interest created under this Intercreditor Security Agreement.

6. Note Subordination. The Note Holder agrees that, except as expressly otherwise provided in this Intercreditor Security Agreement or as any senior lender of the Company may otherwise expressly consent in writing, the payment of the Notes shall be postponed and subordinated in right of payment and priority to the payment in full of the liabilities to the senior lender. Furthermore, no payments or other distributions in respect of the Notes shall be made (whether at stated maturity, by acceleration or otherwise) nor shall any property or assets of the Company be applied to the purchase or other acquisition or retirement of any Note liabilities prior to the termination of this Intercreditor Security Agreement, unless otherwise agreed to in writing by the senior lender. Notwithstanding anything to the contrary contained in this Section 6 or elsewhere in this Intercreditor Security Agreement, the Company may repay in full the Note liabilities, so long as no event of default (as defined in the Note or loan documentation between the Company and the senior lender) has occurred and is continuing at the time of any such payment. The Note Holder hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company to the security interests granted by the Company the senior lender in respect of the liabilities to the senior lender. The Note Holder agrees that, in the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or any sale of all or substantially all of the assets of the Company, or otherwise), the liabilities to the senior lender shall first be paid in full before the Note Holder shall be entitled to receive and to retain any payment or distribution in respect of the Note.

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7. All Note Holders Treated Equally. Notwithstanding the order of filing of any financing statement, or the perfection or non-perfection of any Security, respective interests of each Note Holder in and to the Security and any collections in connection with the foreclosure of such Security shall be pari passu and no party shall have any priority over the other.

8. No Obligation to Take Action. Except for action expressly required to be taken by Representative hereunder and under the terms and conditions of the Subscription Agreement, Representative shall be entitled to refrain from taking any action hereunder unless Representative shall be indemnified by all Note Holders to Representative’s satisfaction from any and all liability and expense it may incur by reason of taking such action. If Representative declines to take action hereunder, the Note Holders may designate a new Representative by a vote of the majority in interests of the Note Holders and such new Representative shall have the same authority to act on behalf of the Note Holders as granted to Representative hereunder.

9. Third Party Beneficiaries. The Company and Representative acknowledge and agree that each Note Holder is a third-party beneficiary under this Intercreditor Security Agreement, and that each Note Holder may enforce any and all rights arising under this Intercreditor Security Agreement. Each Note Holder has agreed to be bound by the terms and conditions to this Intercreditor Security Agreement pursuant to execution of it and of the Subscription Agreement.

10. Reimbursement. Representative shall be reimbursed by the Note Holders for all reasonable expenses incurred on behalf of the Note Holders in connection with any enforcement action.

11. Other Matters.

11.1 Amendments. This Intercreditor Security Agreement may be amended or modified only in writing signed by the Holders of at least one half of the dollar Principal Amount of the Notes, and the Company.

11.2 Assignment. This Intercreditor Security Agreement shall not be assignable by the Note Holder without the prior written consent of the Company and the Assembly Developers. Any purported assignment of this Intercreditor Security Agreement in violation of this section is null and void and shall be of no effect.

11.3 Counterparts; Facsimile. This Intercreditor Security Agreement may be executed in counterparts, or electronically through the DocuSign System, each of which shall be an original and all of which shall constitute but one document. Delivery of an executed signature page to this Intercreditor Security Agreement and any of the other agreements, documents and instruments contemplated hereby, by facsimile transmission, shall be as effective as delivery of a manually signed counterpart or thereof.

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11.4 Expenses and Attorneys’ Fees. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery, and performance of this Intercreditor Security Agreement. Each party in any suit, action, or appeal filed or held concerning this Intercreditor Security Agreement shall be responsible for its own attorneys’ fees and shall not be responsible for the attorneys’ fees of any other party.

11.5 Additional Documents and Acts. Each of the parties shall promptly execute and deliver such additional documents and shall do such acts that are reasonably necessary in connection with the performance of their respective obligations hereunder to carry out the intent of this Intercreditor Security Agreement.

11.6 Governing Law. This Intercreditor Security Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The exclusive venue for disputes under this Intercreditor Security Agreement shall be the courts of the State of Delaware.

11.7 Notices. All notices or other communications required or permitted by this Intercreditor Security Agreement must be in writing; must be delivered to the Company and the Assembly Developers at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and are considered delivered upon (i) actual receipt if delivered personally, (ii) one day after deposit with a nationally recognized overnight delivery service, or (iii) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

To Company:	LB 1 LLC
c/o Amed Hazel 1911 Grayson Highway, Suite 165 Grayson, GA 30017

with a copy to:	Wallace A. Glausi
Attorney at Law 550 Park Avenue, Suite 210 Portland, OR 97205

To Representative:	_______________________
_______________________

To Note Holder:	At the address set forth on the Subscription Agreement signature page executed by Note Holder.

11.8 Non-Waiver. A waiver of one or more breaches of any clause of this Intercreditor Security Agreement shall not act to waive any other breach, whether of the same or different causes.

11.9 Severability. Each clause of this Intercreditor Security Agreement is severable. If any clause is ruled void or unenforceable, then the balance of this Intercreditor Security Agreement shall nonetheless remain in effect.

11.10 Term. Unless otherwise agreed to in writing by the parties, this Intercreditor Security Agreement shall remain in full force and effect and shall not terminate until the Notes secured by this Agreement are repaid in full.

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IN WITNESS WHEREOF, the parties have executed this Intercreditor Security Agreement as of the date first above written.

Company: LB 1 LLC

By:	Date: _______________, 20___
Amed Hazel

Representative:

By:	Date: _______________, 20___
________________________

Note Holder:

Date: _______________, 20___

By:

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